Exhibit 99.1

FOR IMMEDIATE RELEASE

Cable One Amends Mega Broadband Strategic Partnership

Amended partnership agreement provides enhanced timing flexibility for path to full ownership of MBI

December 20, 2024 - PHOENIX -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (“Cable One”) announced today that it has amended the terms of its strategic investment in Mega Broadband Investments Holdings LLC (“MBI”) to provide enhanced timing flexibility for Cable One’s potential acquisition of full ownership of MBI.  Cable One currently owns a 45% stake in MBI, and affiliates of GTCR LLC (“GTCR”) and MBI management own the balance of MBI.  The amendments provide Cable One with enhanced ability to control the timing for acquiring the 55% interest it does not currently own pursuant to the put right held by GTCR, with any such acquisition to occur no earlier than October 1, 2026 unless Cable One elects to close the transaction at an earlier date.

“Our strategic investment in MBI reflects our commitment to provide rural America with reliable high-speed internet service,” said Julie Laulis, President and CEO of Cable One. “We continue to value MBI for all the reasons that first drew us to them: their commitment to providing leading broadband services in rural markets, their track record of strong growth and impressive potential for future growth, as well as their exceptional team.”

Todd Koetje, CFO of Cable One, said, “We are pleased with the terms provided by the partnership agreement amendments, which we believe will further enhance Cable One’s overall capital structure flexibility, as our net leverage ratio is now expected to peak in the fourth quarter of 2024 following this transaction.”

MBI is a leading provider of broadband services across the Southeast, Northwest and Mid-South United States and offers an extensive range of broadband, fiber connectivity, cable television and voice services for commercial and residential customers under the Vyve Broadband brand.  MBI’s total revenues for the 12 months ended September 30, 2024 were approximately $320 million, with approximately 226,000 residential and business data customers across a network footprint with approximately 674,000 passings as of September 30, 2024.

Transaction Details

As part of the amended partnership agreement, Cable One paid $250 million to the other MBI equity holders, and those same other equity holders also received the proceeds from $100 million of new MBI debt. The combined $350 million of payments will reduce the purchase price payable by Cable One on a dollar-for dollar basis for the 55% interest in MBI it does not currently own as described in more detail below. Concurrently, new arrangements were put in place to provide timing flexibility for Cable One’s potential acquisition of full ownership of MBI:

●	Cable One has a new option to call the 55% of MBI it does not already own, exercisable starting in the third quarter of 2025;

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GTCR’s existing option to put to Cable One the 55% of MBI it does not already own has been adjusted to defer the closing of any put exercise to no earlier than October 1, 2026 (unless Cable One elects to cause the closing to occur earlier);

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If the closing of a put option exercise or call option exercise occurs prior to October 1, 2026, the purchase price payable by Cable One will be discounted at a rate of 12% for the period from October 1, 2026 to the closing date.

The purchase price payable by Cable One at the closing of a call option exercise or put option exercise will be calculated under a formula based on (i) a multiple of MBI’s adjusted earnings before interest, taxes, depreciation and amortization for the 12-month period ended June 30, 2025 and (ii) MBI’s total net indebtedness (disregarding the impact of the $100 million of new MBI debt described above), less a dollar-for-dollar reduction for both the upfront payment and the proceeds from the new MBI debt received by the other MBI equity holders as part of the amendment.

Based on currently available information, if the closing of a call option exercise or put option exercise occurs on October 1, 2026, Cable One estimates that (i) the purchase price payable by Cable One will range between approximately $410 million and $550 million and (ii) MBI’s total net indebtedness that will be outstanding at the time it becomes wholly-owned by Cable One will be approximately $845 million to $895 million. These estimates are based on MBI’s past performance and current forecasts and are subject to numerous assumptions and risks including, without limitation, factors that could impact MBI’s performance, such as competition, economic conditions, operating performance and other factors referenced below under “Cautionary Statement Regarding Forward-Looking Statements”.  If any of those underlying assumptions prove incorrect, or if any of those risks materialize, the actual purchase price payable by Cable One upon a call option exercise or put option exercise and the amount of MBI’s indebtedness outstanding at that time may differ from the estimated amounts described above.

Cravath, Swaine & Moore LLP acted as legal advisor, and Centerview Partners LLC acted as financial advisor to Cable One on the amended partnership transaction.

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About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight® and the associated Cable One family of brands, we’re not just shaping the future of connectivity–we’re transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding expectations and opportunities related to MBI, Cable One’s future net leverage ratio, the related put right and call right, the amounts payable upon the exercise of those rights and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in Cable One’s Amendment No.1 to its Annual Report on Form 10-K/A for the period ended December 31, 2023 and its other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause Cable One’s and/or MBI’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this press release, and Cable One undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

CONTACTS:
Trish Niemann
Vice President, Communications Strategy
patricia.niemann@cableone.biz

Todd Koetje
CFO
investor_relations@cableone.biz